    As filed with the Securities and Exchange Commission on August 24, 2000

                                                Registration No. 333-___________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              __________________
                               IASIAWORKS, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                     94-3228782

  (State or other jurisdiction               (I.R.S Employer Identification No.)
of incorporation or organization)

                     2000 Alameda de las Pulgas, Suite 125
                              San Mateo, CA 94403
              (Address of principal executive offices) (Zip Code)

                             ____________________

                               IASIAWORKS, INC.
                           2000 STOCK INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)
                              ____________________

                            JoAnn F. Patrick-Ezzell
               Chief Executive Officer and Chairman of the Board
                               iAsiaWorks, Inc.
                     2000 Alameda de las Pulgas, Suite 125
                              San Mateo, CA 94403
                    (Name and address of agent for service)
                                (650) 524-1790
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities to be Registered     Amount to be         Proposed Maximum          Proposed Maximum           Amount of
                                        Registered (1)    Offering Price Per Share   Aggregate Offering Price    Registration Fee
                                                                    (2)                         (2)
------------------------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan            10,000,000 shares         $6.78                        $67,800,000.00           $17,899.20
-------------------------
Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan           600,000 shares          $6.78                        $ 4,068,000.00           $ 1,073.95
----------------------------
Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Aggregate Registration Fee:     $18,973.15
====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the iAsiaWorks, Inc. 2000 Stock Incentive Plan and the iAsiaWorks, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 17, 2000 as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     iAsiaWorks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Registration Statement No. 333-35278 on Form S-1 filed with the SEC on April 20, 2000, as amended on Form S-1/A filed with the SEC on June 19, 2000, July 10, 2000, July 17, 2000, July 21, 2000, July 31, 2000 and August 2, 2000, in which there is set forth the audited financial statements for the Registrant as of December 31, 1999;

          (b) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, (the "1933 Act") filed with the SEC on August 3, 2000, in connection with the Registrant's Registration Statement No. 333-35278, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

          (c) The Registrant's Registration Statement No. 000-31201 on Form 8-A12G filed with the SEC on July 31, 2000, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     The Registrant's certificate of incorporation eliminates, to the maximum extent allowed by the Delaware General Corporation Law, subject to certain exceptions, directors' personal liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties. The certificate of incorporation does not, however, eliminate or limit the personal liability of a director for the following:

     -  any breach of the director's duty of loyalty to us or our stockholders;

     -  acts or omissions not in good faith or that involve intentional
        misconduct or a knowing violation of   law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     - any transaction from which the director derived an improper personal benefit.

     The Registrant's bylaws provide that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Registant has entered into an indemnification agreement with each of its directors and officers. The indemnification agreements contain provisions that require Registrant, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of iAsiaWorks, Inc. or other entities to which they provide service at the Registrant's request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers.

     The limited liability and indemnification provisions in the Registrant's certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against uts directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against the Registant's directors and officers, even though a derivative action, if successful, might otherwise benefit the Registrant and its stockholders. A stockholder's investment in the Registrant may be adversely affected to the extent the Registrant pays the costs of settlement or damage awards against its directors and officers under these indemnification provisions.

       At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Registrant where indemnification will be required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Number              Exhibit
------              -------

4                   Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 000-31201 on
                    Form 8-A12G which is incorporated herein by reference
                    pursuant to Item 3(c).
5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1                Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
24                  Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
99.1                iAsiaWorks, Inc. 2000 Stock Incentive Plan.
99.2                iAsiaWorks, Inc. Employee Stock Purchase Plan.

Item 9.   Undertakings.
          ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the iAsiaWorks, Inc. 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 24th day of August, 2000.

                                    IASIAWORKS, INC.

                                        /s/ JoAnn F. Patrick-Ezzell
                                    By: __________________________________
                                        JoAnn F. Patrick-Ezzell
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of iAsiaWorks, Inc., a Delaware corporation, do hereby constitute and appoint JoAnn F. Patrick-Ezzell, Chief Executive Officer, and Jonathan F. Beizer, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                                       Date
---------                       -----                                       ----
/s/ JoAnn F. Patrick-Ezzell
___________________________     Chief Executive Officer and Chairman of     August 24, 2000
JoAnn F. Patrick-Ezzell         the Board of Directors (Principal
                                Executive Officer)
/s/ Jonathan F. Beizer
___________________________     Chief Financial Officer and President       August 24, 2000
Jonathan F. Beizer              (Principal Financial and Accounting
                                Officer)
/s/ Farrokh K. Billimoria
___________________________     Director                                    August 24, 2000
Farrokh K. Billimoria

                                Director
-------------------------
Daniel A. Carroll

/s/ Robert Lee                  Director                                    August 24, 2000
-------------------------
Robert Lee

                                Director
-------------------------
Peter T. Morris

/s/ William R. Stensrud         Director                                    August 24, 2000
-------------------------
William R. Stensrud

/s/ William P. Tai              Director                                    August 24, 2000
-------------------------
William P. Tai

                                 EXHIBIT INDEX

Number              Exhibit
------              --------

4                   Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 000-31201 on
                    Form 8-A12G which is incorporated herein by reference
                    pursuant to Item 3(c).
5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1                Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
24                  Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
99.1                iAsiaWorks, Inc. 2000 Stock Incentive Plan.
99.2                iAsiaWorks, Inc. Employee Stock Purchase Plan.